UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2010

GRYPHON GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-127635	92-0185596
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 West Hasting Street, Suite 711

Vancouver, BC V6B 1N2

(Address of principal executive offices) (Zip Code)

(604) 261-2229

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 5, 2008, Gryphon Gold Corporation (the “Registrant”), Gerald and Fabiola Baughman (the “Debtholders”), and Nevada Eagle Resources LLC (“Nevada Eagle”) entered into an Option Agreement (the “Option Agreement”), pursuant to which the Registrant obtained the option (the “Option”), to restructure the $5,000,000 convertible note issued to the Debtholders and due on March 30, 2010 (the “Convertible Note”) issued in connection with the Registrant’s acquisition of Nevada Eagle by (i) converting $2,500,000 of principal of the Convertible Note by paying (A) $500,000 in cash to the Debtholders and (B) $2,000,000 by issuing 4,000,000 common shares of the Registrant at a deemed value of $0.50 per common share to the Debtholders, and (ii) issuing a convertible note for the remaining $2,500,000 due and payable on March 30, 2012 (the “Amended Note”). The Option was to expire on February 5, 2010, under the terms of the Option Agreement. The foregoing description of the Option Agreement is qualified in its entirety by reference to the Option Agreement, a copy of which is filed as Exhibit 10.8 to the Registrant’s Form 10-Q filed on August 31, 2008, which is hereby incorporated by reference into this Item 1.01.

On February 5, 2010, to permit the Registrant to exercise the Option, the Registrant, the Debtholders and Nevada Eagle entered into Amendment No. 1 to the Option Agreement (“Amendment No. 1”) pursuant to which, amongst other items, (i) the Registrant obtained the right, in lieu of the $500,000 cash payment, to issue a $500,000 promissory note to the Debtholders payable on the earlier of the receipt of proceeds $500,000 from a contemplated private placement or February 19, 2010; (ii) to delete certain unmet conditions required to be satisfied by the Registrant in connection with the exercise of the Option; and (iii) update the schedule of properties listed to secure repayment of the Amended Note.

As consideration for entering into Amendment No. 1, on February 5, 2010, the Registrant and the Debtholders entered into an Option Consideration Agreement (the “Option Consideration Agreement”) pursuant to which the Registrant agreed to (i) issue the Debtholders 1,500,000 common shares of the Registrant and (ii) amend the terms of the Amended Note to reduce the conversion price (the “Amendment Consideration”), which Amendment Consideration is subject to obtaining Toronto Stock Exchange approval and, if required by the Toronto Stock Exchange, Registrant shareholder approval (the “Approvals”). The conversion price of Amended Note will be amended upon receipt of such Approvals to be convertible at $0.60 per share from February 5, 2010 through March 30, 2010, at $0.70 per share from March 31, 2010 through March 30, 2011 and at $0.80 per share from March 31, 2011 to March 30, 2012. In the event that the Approvals are not obtained within five business days following the first meeting of the Registrant’s shareholders, but no later than August 22, 2010, then the Registrant agreed to pay the Amendment Consideration by issuing unsecured, one-year note(s) with fixed interest rates of 5% per annum as follows: (a) $300,000 in lieu of issuing the Debtholders 1,500,000 common shares and/or (b) $100,000 in lieu of reducing the conversion price of the Amended Note. The foregoing descriptions of Amendment No. 1 and the Option Consideration Agreement are qualified in their entirety by the copies of each, which are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and which are hereby incorporated by reference into this Item 1.01.

On February 5, 2010, the Registrant exercised the Option to restructure the Convertible Note by converting $2,500,000 of principal of the Convertible Note, through the issuance of 4,000,000 common shares and a promissory note in the principal amount of $500,000 to the Debtholders, and issuing the Amended Note for the remaining $2,500,000 of principal of the Convertible Note to the Debtholders due and payable on March 30, 2012.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

As set forth under Item 1.01 of this Current Report on Form 8-K, which information is incorporated by reference in response to this Item 2.03, on February 5, 2010, the Registrant issued to the Debtholders a promissory note in the principal amount of $500,000 due and payable on February 19, 2010 and the Amended Note in the principal amount of $2,500,000 due and payable on March 30, 2012.

Item 3.02	Unregistered Sales of Equity Securities.

As set forth under Item 1.01 of this Current Report on Form 8-K, which information is incorporated by reference in response to this Item 3.02, on February 5, 2010, pursuant to the exercise of the Option under the Option Agreement, the Registrant issued 4,000,000 of its common shares to the Debtholders at a deemed value of $0.50 per common share. The common shares were issued pursuant to an exemption from registration in reliance upon Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01	Exhibits.

Exhibit	Description
10.1	Amendment No. 1 to Option Agreement, dated February 5, 2010
10.2	Option Consideration Agreement, dated February 5, 2010
99.1	Press Release dated February 8, 2010 (previously filed on Form 8-K on February 8, 2010 and incorporated by reference)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRYPHON GOLD CORPORATION. (Registrant)

Dated: February 9, 2010	By: /s/ John L. Key John L. Key Chief Executive Officer

EXHIBIT INDEX

Exhibit 99.1 relating to disclosure previously provided under Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

Exhibit	Description
10.1	Amendment No. 1 to Option Agreement, dated February 5, 2010
10.2	Option Consideration Agreement, dated February 5, 2010
99.1	Press Release dated February 8, 2010 (previously filed on Form 8-K on February 8, 2010 and incorporated by reference)